SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 4, 2005

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

213-613-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Acquisition of Assets

On August 4, 2005, TPG/CalSTRS, LLC, a joint venture between Thomas Properties Group, L.P. (a subsidiary of Thomas Properties Group, Inc. (the “Company”)) and the California State Teachers’ Retirement System (“CalSTRS”), completed the acquisition of the four properties listed below (collectively, the “Properties”) from affiliates of Equity Office Properties Trust (“EOP”). The Properties are located in Houston, Texas and total 2,526,454 square feet of office space.

The Properties acquired are:

•	San Felipe Plaza – A 45-story, 959,466 square foot tower in the San Felipe/Voss submarket with a parking garage containing approximately 2,700 covered parking spaces. Designed by Richard Keating, the building was built in 1984 and features a three-story lobby with granite, marble, and wood finishes.

•	2500 City West – A 25-story, 574,216 square foot building with a parking structure containing approximately 2,188 covered parking spaces. Located in the Westchase submarket of Houston, the building was built in 1982 and features a stepped curtain wall of reflective black aluminum and glass.

•	Brookhollow Central I-III – A three-building complex totaling 797,971 square feet. Brookhollow I is an 11-story, rectangular building built in 1972. Brookhollow II is a 14-story, elliptical building built in 1979. Brookhollow III is a 12-story, dual-elliptical building built in 1981. The complex, which is located in the Northwest submarket near the intersection of Loop 610 and US 290, is served by an adjoining multi-level parking garage containing over 2,700 parking stalls.

•	Intercontinental Center – A nine-story, 194,801 square foot building served by an attached parking garage containing approximately 650 parking stalls. Built in 1983, the property is located in the North Belt submarket, just south of the Houston International Airport.

The aggregate purchase price of the Properties was $280.5 million, or approximately $111 per square foot. The acquisition and closing costs were funded with $224.5 million of first mortgage financing proceeds and $61.1 million of equity provided by TPG/CalSTRS, LLC. Of the total equity, the Company provided $15.3 million and CalSTRS provided $45.8 million. The mortgages consist of a $101.5 million loan on San Felipe Plaza bearing interest at 5.28% per annum, a $70.0 million loan on 2500 City West bearing interest at 5.28% per annum, and a $53.0 million loan secured by both Brookhollow Central I-III and Intercontinental Center bearing interest at LIBOR plus 2.25%.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired

Financial statements for the Properties will be filed by amendment as soon as practicable, but not later than October 18, 2005.

(b)	Pro forma financial information

Pro forma financial information for the Properties will be filed by amendment as soon as practicable, but not later than October 18, 2005.

(c)	Exhibits

Exhibit No.	Description
99.1—	Press Release of Thomas Properties Group, Inc. dated August 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ DIANA M. LAING
Diana M. Laing Chief Financial Officer

August 4, 2005